Exhibit 99.1
Ovid Therapeutics Announces Planned Leadership Succession and Reports Business Updates and Third Quarter 2025 Financial Results
•Meg Alexander appointed Chief Executive Officer effective January 1, 2026; Dr. Jeremy M. Levin to transition to Executive Chair of the Board of Directors
•Next-generation GABA-aminotransferase (GABA-AT) inhibitor, OV329, demonstrated strong inhibitory activity and a potential best-in-category safety profile in a Phase 1 study, supporting advancement into planned Phase 2 patient studies
•OV329 Phase 1 results selected for late-breaking poster presentation at the 2025 American Epilepsy Society (AES) annual meeting
•Ovid’s first-in-class KCC2 direct activator portfolio is progressing on-track with first-in-human data for OV350 intravenous (IV) expected in Q4 2025 and the first-ever oral KCC2 direct activator, OV4071, anticipated to enter the clinic in Q2 2026
•Completed private placement of up to $175 million in gross proceeds, including initial closing of approximately $81 million, expected to extend anticipated cash runway into 2H 2028
NEW YORK, November 12, 2025 – Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company developing small molecule medicines for brain disorders with significant unmet need, today announced a Chief Executive Officer (CEO) succession plan under which Meg Alexander will assume the role of CEO and join Ovid’s Board of Directors, effective January 1, 2026. Dr. Jeremy M. Levin, who has served as Ovid’s Chairman and CEO since he co-founded the company, will transition to Executive Chairman of the Board. The Company also reported financial results for the third quarter ended September 30, 2025 and provided key pipeline and business updates.
Since joining Ovid in 2021, Ms. Alexander has been instrumental in helping architect the Company’s pipeline and has overseen core operations and strategic initiatives, most recently in her role as President and Chief Operating Officer. During Ms. Alexander’s transition to CEO, Dr. Levin will work closely with Ms. Alexander to maintain continuity.
“Ovid is operating from a position of scientific and fiscal strength. The OV329 biomarker results, progress across our KCC2 direct activator programs, and our recent financing reflect disciplined execution,” said Dr. Jeremy M. Levin, D.Phil., MB BChir. “Over the past four years, Meg and I have worked closely with our team to build this foundation. She has led key facets of the business, including development of our pipeline and scientific strategy. I have deep respect for Meg’s judgment, integrity and strong leadership, and the Board and I have full confidence in her. I look forward to supporting a smooth handover while strategically supporting the Company as Executive Chairman.”
“The Board’s unanimous decision to appoint Meg reflects her strong record of execution and leadership across Ovid’s operations and strategy,” said Bart Friedman, Lead Independent Director and Chair of the Nomination and Governance Committee of the Board of Directors. “With Jeremy continuing as Executive Chairman, this succession further strengthens Ovid’s leadership and expands the Company’s opportunities with strong continuity.”
“Ovid is at an important inflection point. We are within months of bringing OV329 into patient trials with drug-resistant epilepsies, reading out safety of the first-ever KCC2 direct activator, and submitting the first-ever oral KCC2 direct activator for human studies. I’m energized to build upon this momentum, advance potentially transformative medicines for patients and create meaningful value for shareholders,” said Meg Alexander, incoming Chief Executive Officer. “Jeremy’s leadership has been inspiring. I am grateful for his partnership and continued service to the Company. Jeremy co-founded and named Ovid with the vision of making medicines that fundamentally improve patient lives. It is an honor to take on this role and lead this remarkable team.”
KEY PIPELINE AND BUSINESS UPDATES
OV329: Progressing to Phase 2 patient study following positive Phase 1 results
Based upon recent clinical and preclinical results, Ovid believes OV329 may have a highly differentiated profile and mechanism-of-action relative to approved anticonvulsants and is advancing its clinical development.
•Demonstrated target engagement and strong inhibitory activity: On October 3, 2025, Ovid announced positive topline results from its Phase 1 clinical trial evaluating OV329, a next-generation GABA-AT inhibitor, in healthy volunteers. The study enrolled 68 participants, including 51 who received OV329 and 17 who received placebo across single and multiple ascending dose cohorts. The study used an expansive biomarker strategy to characterize OV329’s potential target engagement and pharmacodynamic activity. OV329 3 mg and 5 mg doses suppressed the GABA-AT enzyme and delivered statistically significant inhibition in the brain as measured across multiple metrics on transcranial magnetic stimulation and magnetic resonance spectroscopy. The degree of OV329’s cortical inhibition matched or exceeded levels of inhibition previously observed for therapeutic doses of the first-generation GABA-AT inhibitor vigabatrin in comparable healthy volunteer studies.
•Positive clinical safety and tolerability profile: Across all doses tested, OV329 was well tolerated. No treatment-related serious adverse events were observed, and adverse events were generally mild and transient. This supports OV329’s potential to offer a best-in-category safety profile.
•Ophthalmic safety: Comprehensive ophthalmic evaluations, including best-corrected visual acuity, fundus photography, dilated indirect ophthalmoscopy, automated threshold perimetry, and optical coherence tomography, showed no treatment-related ocular changes. This outcome contrasts with the known visual field defects and retinal changes historically associated with vigabatrin. It also reinforces preclinical studies showing that OV329 does not accumulate in the retina like vigabatrin.
•Advancing to Phase 2 patient studies: The favorable safety, tolerability, and pharmacodynamic profile observed in the Phase 1 study support plans for continued development of OV329 as a potential next-generation GABA-AT inhibitor for the treatment of drug-resistant focal onset seizures. Ovid is in the process of seeking scientific advice with regulators across multiple regions and plans to initiate a Phase 2a clinical study in Q2 2026. The Company is concurrently assessing the safety and tolerability of a 7 mg dose of OV329 for potential evaluation in patient studies given the favorable tolerability profile observed for the 5 mg dose. The 7 mg cohort data, including safety, tolerability and pharmacokinetics, will be available before the initiation of the Phase 2a trial, helping to confirm dose selection.
•Phase 1 data selected for presentation at American Epilepsy Society (AES): The OV329 Phase 1 study results will be featured in a late-breaking poster session at the 2025 AES annual meeting, occurring December 5-9, 2025 in Atlanta, Georgia.
KCC2 portfolio: Advancing multiple, novel direct activators and accelerating oral candidates toward clinical proof-of-concept
Translation and development of Ovid’s first-in-class portfolio of small molecules that directly activate potassium-chloride cotransporter 2 (KCC2) is progressing well. KCC2 is a neuron-specific chloride transporter that maintains inhibitory balance in the brain. The cotransporter plays a central role in regulating neuronal excitability by enabling gamma-aminobutyric acid (GABA) to exert its inhibitory effect. Direct activation of KCC2 represents a differentiated, mechanism-based approach to treating serious neurological and neuropsychiatric conditions in which neuronal hyperexcitability is central to disease and symptom manifestation.
•OV350 (IV KCC2 direct activator): Ovid is completing a first-in-human clinical study of OV350 in healthy volunteers to assess safety, tolerability and pharmacokinetics. The Company expects to report data in Q4 2025. Results from OV350 are intended to establish foundational safety for this new class of molecules and to inform the continued development of Ovid’s future oral candidates.
•OV4071 (Oral KCC2 direct activator): IND-enabling studies are completing for OV4071, Ovid’s first oral KCC2 candidate. The Company plans to submit for regulatory clearance in Q1 2026 and begin a Phase 1/1b safety and proof-of-concept clinical study in Q2 2026. OV4071 is believed to have broad therapeutic and anti-psychotic activity. The first indications for which OV4071 is initially being developed are for the treatment of psychosis associated with Parkinson’s disease and Lewy body dementia, both of which represent areas of high unmet need with established regulatory pathways. The Company is exploring a ketamine challenge to further characterize potential proof of mechanism of OV4071 in neuropsychiatric conditions and is exploring additional conditions for development, such as schizophrenia and psychoses associated with other neurodegenerative conditions.
•Next-generation KCC2 programs: In parallel to the clinical translation of the above mentioned programs, Ovid is advancing next-generation KCC2 activators from its proprietary library of compounds. These molecules are designed for oral and injectable formulations.
Collectively, Ovid’s KCC2 programs are designed to build a first-in-class franchise targeting restoration of inhibitory tone in the brain, which may offer therapeutic benefit across multiple neurological and neuropsychiatric disorders.
BUSINESS STRATEGY AND UPDATES
On October 3, 2025, Ovid announced a private placement totaling up to $175 million in gross proceeds, including an initial closing of approximately $81 million. This capital, combined with the $25.6 million in cash, cash equivalents and marketable securities which Ovid had as of September 30,

2025, is expected to fund the current operating plan and clinical pipeline into 2H 2028. Multiple pipeline and regulatory milestones are anticipated for Ovid in the next 18 - 24 months. These anticipated milestones include potential initiation and completion of a Phase 2a patient study for OV329 in drug-resistant epilepsies (Q2 2026 start); results from the Phase 1 study of OV350 (Q4 2025); the potential initiation and completion of a proof-of-concept trial for the first oral KCC2 direct activator, OV4071 (Q2 2026 start); the potential initiation and completion of a ketamine challenge study for OV4071 (Q3 2026 start); and the initiation and completion of Phase 1b studies for OV4071 in psychoses associated with Parkinson’s disease and Lewy body dementia (projected Q3 2026 start), schizophrenia and other undisclosed indications.
Third Quarter 2025 Financial Results
•Cash, cash equivalents and marketable securities as of September 30, 2025 totaled $25.6 million. Ovid’s capital has subsequently been augmented by the private placement conducted in October 2025, which includes $81 million in additional upfront capital and up to an additional $94 million in proceeds upon exercise of issued warrants.
•Revenue from royalty agreements were $132,000 for the third quarter ended September 30, 2025, as compared to $173,000 for the same period in 2024.
•Research and development expenses were $5.9 million for the third quarter ended September 30, 2025, compared to $7.9 million for the same period in 2024. The decrease is related to the organizational restructuring in Q2 2024 to re-prioritize Ovid’s clinical and preclinical pipeline programs.
•General and administrative expenses were $6.8 million for the third quarter ended September 30, 2025, as compared to $5.5 million for the same period in 2024. The increase was driven by non-routine business development professional fees.
•Total operating expenses were $12.7 million for the third quarter ended September 30, 2025, as compared to $13.4 million for the same period in 2024.
•Ovid reported a net loss of $12.2 million, or basic and diluted net loss per share attributable to common stockholders of $0.17, for the third quarter of 2025, as compared to a net loss of $14.0 million, or basic and diluted net loss per share attributable to common stockholders of $0.20, for the same period in 2024.
About Ovid Therapeutics
Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to developing small molecule medicines for brain conditions with significant unmet need. Ovid is advancing a pipeline of novel targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of multiple neurological and neuropsychiatric disorders. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant seizures and other undisclosed indications; and OV350, OV4071 and others within a library of compounds that directly activate the KCC2 transporter, for multiple CNS disorders. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements
This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation: statements regarding the reproducibility and durability of any favorable results initially seen to date in clinical trials; the expected timing of initiation, completion, and results and data of Ovid’s ongoing and planned clinical studies; Ovid’s expectations regarding the duration of its cash runway and the expectation that it will support Ovid’s operations and development programs; the potential use and development of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the potential therapeutic opportunity of OV329, OV350, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; Ovid’s clinical pipeline strategy and plans for future clinical studies; the expected timing of IND-enabling and formulation efforts for molecules from its KCC2 direct activator library and related regulatory submissions; Ovid’s potential future business development opportunities; the planned leadership transition; the potential exercise of the warrants issued in the October 2025 private placement financing; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions or unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions, and the exercise of the warrants issued in the October 2025 private placement is subject to stockholder approval which may not be received, and even if such stockholder approval is received, the warrant holders may choose not to exercise the warrants prior to their expiration and the price targets that would permit Ovid to require certain of the warrants to be exercised may not be achieved. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except share and per share data)	For The Three Months Ended September 30, 2025	For The Three Months Ended September 30, 2024
Revenue:
License and other revenue	$132	$173
Total revenue	132	173
Operating expenses:
Research and development	5,870	7,855
General and administrative	6,785	5,544
Total operating expenses	12,655	13,399
Loss from operations	(12,523)	(13,226)
Other income (expense), net	365	(780)
Loss before provision for income taxes	(12,158)	(14,006)
Provision for income taxes	—	—
Net loss	$(12,158)	$(14,006)
Net loss per share of Series A preferred stock, basic and diluted	$(168.01)	$(193.92)
Weighted-average Series A preferred stock shares outstanding, basic and diluted	1,250	1,250
Net loss per share of common stock, basic and diluted	$(0.17)	$(0.20)
Weighted-average common stock shares outstanding, basic and diluted	71,114,181	70,975,785
Select Condensed Consolidated Balance Sheet Data
Unaudited

(in thousands)	September 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$25,603	$53,075
Working capital(1)	22,028	45,418
Total assets	63,848	92,167
Total stockholders’ equity	44,698	68,226
(1)Working capital defined as current assets less current liabilities
Contact
Investor Relations & Media
Victoria Fort
VFort@ovidrx.com
202.361.0445